Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 19, 2006 relating to the combined financial statements of Sucampo Pharmaceuticals, Inc. and affiliated companies (Sucampo Pharma Europe, Ltd. and Sucampo Pharma, Ltd.), which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Financial Data” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
June 19, 2006